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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Reckson Associates Realty Corp. (the "Company") and Reckson Operating Partnership, L.P. (the "Operating Partnership") that is made a part of the Registration Statement (Form S-4) and Prospectus of the Company and the Operating Partnership for the registration of 11,694,834 shares of class B exchangeable common stock of the Company and $116,463,000 of 7% senior unsecured notes of the Operating Partnership. We also consent to the inclusion of our report herein dated February 11, 1999, with respect to the consolidated financial statements and schedule of the Operating Partnership for each of the years in the three year period ended December 31, 1998 and to the incorporation by reference of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of the Company for each of the three years in the period ended December 31, 1998 included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

New York, New York
March 24, 1999